SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934


PITTSBURGH & WEST VIRGINIA RAILROAD
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)



        1-5447                              25-6002536
(Commission File Number)       (I.R.S. Employer Identification No.)


#2 Port Amherst Drive, Charleston, West Virginia          25306
(Address of Principal Executive Offices)               (Zip Code)

                              304-926-1124
         (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



SECTION 8: OTHER EVENTS

Item 8.01

On February 15, 2011, the Registrant announced that it filed a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") to issue 103,250 common shares of beneficial interest, no par value, pursuant to a rights offering to its existing shareholders ("Rights Offering"). The Rights Offering successfully closed at 5:00 p.m., Eastern Time, on March 16, 2011 and, on a preliminary basis, approximately 38,562 rights were subscribed to by existing shareholders. Rights that were not subscribed for as provided in the Rights Offering documentation have expired and have zero value. Any shares that were not subscribed for pursuant to the Rights Offering will be purchased by the standby purchaser pursuant to the Standby Purchase Agreement. The Registrant will have 1,623,250 shares outstanding after the Rights Offering, including shares purchased by the standby purchaser.

A copy of the Press Release dated March 17, 2011 related to the matters set forth herein is attached to this Current Report on Form 8-K as Exhibit 99.1.

SECTION 9	FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
No.		Description
99.1		Press Release of Pittsburgh & West Virginia Railroad
dated March 17, 2011




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: March 17, 2011

PITTSBURGH & WEST VIRGINIA RAILROAD

By:	/s/ David H. Lesser
Name: 	David H. Lesser
Title:	CEO and Chairman